EXHIBIT 99.1

      Alliance Laundry Holdings LLC Reports 2nd Quarter Earnings

    RIPON, Wis.--(BUSINESS WIRE)--Aug. 7, 2003--Alliance Laundry Holdings LLC announced today results for the quarter and six months ended June 30, 2003.
    Net revenues for the quarter ended June 30, 2003 increased $3.0 million, or 4.5%, to $71.1 million from $68.1 million for the quarter ended June 30, 2002. Net income for the quarter ended June 30, 2003 decreased $1.3 million to net income of $4.0 million as compared to a net income of $5.3 million for the quarter ended June 30, 2002. Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")(a) for the second quarter of 2003 decreased $0.6 million to $14.1 million as compared to EBITDA of $14.7 million for the second quarter of 2002.
    The overall revenue increase for the second quarter of $3.0 million was primarily due to higher commercial laundry revenue of $3.2 million, which was partially offset by lower service parts revenue of $0.2 million. The decrease in net income for the second quarter of $1.3 million was primarily due to higher selling, general and administrative expense of $0.4 million and higher interest expense of $1.1 million. Interest expense in the second quarter includes an unfavorable non-cash adjustment of $1.0 million to reflect changes in the fair value of an interest rate swap agreement which was entered into in the fourth quarter of 2002. The decrease in EBITDA of $0.6 million for the second quarter of 2003 was largely due to higher selling, general and administrative expenses for the quarter. The increase in selling, general and administrative expenses was primarily due to higher pension and fringe benefit costs of $0.4 million.
    Net revenues for the six months ended June 30, 2003 increased $4.4 million, or 3.4%, to $132.3 million from $127.9 million for the six months ended June 30, 2002. Net income for the six months ended June 30, 2003 was $5.2 million as compared to a net income of $9.0 million for the six months ended June 30, 2002. Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")(a) for the six months ended June 30, 2003 was $25.2 million as compared to EBITDA of $27.8 million for the six months ended June 30, 2002.
    In announcing the Company's results today, Chairman and CEO Thomas
F. L'Esperance said, "We are extremely pleased with our year over year net revenue growth of 4.5% for the second quarter of 2003. North American equipment revenue continues to be slightly ahead of last year with a very strong international performance for the second quarter."
    "We will continue to focus on free cash flow, with an emphasis on working capital management and improved net revenue growth to help offset higher pension, medical and material costs," said L'Esperance.
    Alliance Laundry Holdings LLC, headquartered in Ripon, Wisconsin, is a leading manufacturer of commercial laundry products and provider of services for laundromats, multi-housing laundries, on-premise laundries and drycleaners worldwide. The Company offers a full line of washers and dryers for light commercial use as well as large frontloading washers, heavy duty tumbler dryers, and presses and finishing equipment for heavy commercial use. The Company's products are sold under four well known brand names: Speed Queen, UniMac, Huebsch and Ajax.

    (a) Non-GAAP Financial Measures

    In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), the Company also discloses EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), which is a non-GAAP measure. Management believes that providing this additional information is useful to investors regarding the Company's ability to meet debt service, capital expenditures and working capital requirements and to better assess and understand operating performance. The Company does not intend for the information to be considered in isolation or as a substitute for GAAP measures. Other companies may define EBITDA differently. A reconciliation of EBITDA to net income is provided under the heading Selected Financial Data of this press release.

    Safe Harbor for Forward-Looking Statements

    With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including, without limitation, statements that include the words "continues" and "improved" or similar expressions and statements relating to growth or performance objectives. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of the Company's products abroad; market acceptance of new and enhanced versions of the Company's products; the impact of substantial leverage and debt service on the Company and other risks listed from time to time in the Company's reports, including, but not limited to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2002.

    Financial information for Alliance Laundry Holdings LLC appears on the next two pages, followed by management's discussion and analysis of financial condition and results of operations for the quarter and six months ended June 30, 2003.


                    ALLIANCE LAUNDRY HOLDINGS LLC
                     CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                               June 30,   December 31,
                                             ------------ ------------
                                                 2003         2002
                                             ------------ ------------
                   Assets                    (unaudited)
Current assets:
    Cash                                          $4,756       $7,339
    Cash-restricted                                    -           99
    Accounts receivable, net                      10,082        5,834
    Inventories, net                              25,975       25,697
    Beneficial interests in securitized
     accounts receivable                          20,461       19,864
    Prepaid expenses and other                     3,004        2,954
                                             ------------ ------------
         Total current assets                     64,278       61,787

Notes receivable, net                             10,696       11,166
Property, plant and equipment, net                37,021       39,096
Goodwill, net                                     55,414       55,414
Beneficial interests in securitized financial
 assets                                           23,604       21,483
Debt issuance costs, net                           8,633        9,654
Other assets                                       1,654        1,010
                                             ------------ ------------
         Total assets                           $201,300     $199,610
                                             ============ ============

      Liabilities and Members' Deficit
Current liabilities:
    Current portion of long-term debt             $9,695       $9,971
    Revolving credit facility                      5,000            -
    Accounts payable                              11,392       13,797
    Other current liabilities                     21,792       21,638
                                             ------------ ------------
         Total current liabilities                47,879       45,406

Long-term debt:
    Senior credit facility                       163,546      173,266
    Senior subordinated notes                    110,000      110,000
    Junior subordinated note                      22,113       20,312
    Other long-term debt                             906        1,028

Other long-term liabilities                       11,160       10,338
                                             ------------ ------------
         Total liabilities                       355,604      360,350

Mandatorily redeemable preferred equity            6,000        6,000
Members' deficit                                (160,304)    (166,740)
                                             ------------ ------------
    Total liabilities and members' deficit      $201,300     $199,610
                                             ============ ============



                    ALLIANCE LAUNDRY HOLDINGS LLC
                  CONSOLIDATED STATEMENTS OF INCOME
                            (in thousands)

                                Three Months Ended  Six Months Ended
                               ------------------- -------------------
                               June 30,  June 30,  June 30,  June 30,
                                 2003      2002      2003      2002
                               --------- --------- --------- ---------
                                   (unaudited)         (unaudited)
Net revenues:
  Commercial laundry            $62,273   $59,023  $113,654  $110,063
  Service parts                   8,859     9,047    18,639    17,855
                               --------- --------- --------- ---------
                                 71,132    68,070   132,293   127,918

Cost of sales                    50,343    48,028    94,417    90,821
                               --------- --------- --------- ---------
Gross profit                     20,789    20,042    37,876    37,097

Selling, general and
 administrative expense           8,182     7,763    16,399    14,749
Securitization and other
 costs                                -         -         -         -
                               --------- --------- --------- ---------
Total operating expense           8,182     7,763    16,399    14,749
                               --------- --------- --------- ---------
    Operating income             12,607    12,279    21,477    22,348

Interest expense                  7,720     6,565    15,405    12,924
Loss from early
 extinguishment of debt               -         -         -         -
Abandoned Canadian public
 offering costs                       -       430         -       430
Other income (expense), net        (797)        8      (797)       33
                               --------- --------- --------- ---------
    Income before taxes           4,090     5,292     5,275     9,027
Provision for income taxes           43        36        43        36
                               --------- --------- --------- ---------
    Net income                   $4,047    $5,256    $5,232    $8,991
                               ========= ========= ========= =========



                    ALLIANCE LAUNDRY HOLDINGS LLC
                       SELECTED FINANCIAL DATA
                            (in thousands)

                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               June 30,  June 30,  June 30,  June 30,
                                 2003      2002      2003      2002
                               --------- --------- --------- ---------
Other Operating Data:              (Unaudited)         (Unaudited)

EBITDA (1)                      $14,050   $14,714   $25,216   $27,795
EBITDA before infrequently
 occurring and plant
 relocation costs                14,856    15,233    26,022    28,357
Depreciation and
 amortization (2)                 2,750     3,532     5,557     7,156
Non-cash interest expense
 included in amortization
 above (2)                          510       675     1,021     1,312
Infrequently occurring
 costs (3)                          806       430       806       430
Plant relocation costs
 included in administrative
 expense                              -        89         -       132
Capital Expenditures              1,217       665     2,351     1,182


EBITDA is reconciled to net
 income as follows:
Income (loss) before taxes       $4,090    $5,292    $5,275    $9,027
add: Interest expense             7,720     6,565    15,405    12,924
add: Depreciation and
 amortization                     2,750     3,532     5,557     7,156
less: Non-cash interest
 expense included in
 amortization above                 510       675     1,021     1,312
                               --------- --------- --------- ---------
EBITDA                          $14,050   $14,714   $25,216   $27,795

add: Infrequently occurring
 items (3)                          806       430       806       430
add: Plant relocation costs
 included in administrative
 expense                              -        89         -       132

                               --------- --------- --------- ---------
EBITDA before infrequently
 occurring and plant
 relocation costs               $14,856   $15,233   $26,022   $28,357
                               ========= ========= ========= =========

(1) "EBITDA", as presented, represents income before taxes plus depreciation, amortization and interest expense.

(2) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(3) 2003 includes the ALSA lawsuit settlement while 2002 relates to costs associated with an abandoned Canadian public offering.


    Management's Discussion and Analysis of Financial Condition and Results of Operations for the Quarter and Six Months Ended June 30, 2003.

    OVERVIEW

    The Company believes it is the leading designer, manufacturer and marketer of stand-alone commercial laundry equipment in North America and a leader worldwide. Under the well-known brand names of Speed Queen, UniMac, Huebsch and Ajax, the Company produces a full line of commercial washing machines and dryers with load capacities from 16 to 250 pounds as well as presses and finishing equipment. The Company's commercial products are sold to four distinct customer groups: (i) laundromats; (ii) multi-housing laundries, consisting primarily of common laundry facilities in apartment buildings, universities and military installations; (iii) on-premise laundries, consisting primarily of in-house laundry facilities of hotels, hospitals, nursing homes and prisons; and (iv) drycleaners.
    The unaudited financial statements as of June 30, 2003 and for the periods ended June 30, 2003 present the consolidated financial position and results of operations of Alliance Laundry Holdings LLC (the "Company"), including its wholly-owned direct and indirect subsidiaries, Alliance Laundry Systems LLC and Alliance Laundry Corporation.
    This discussion and analysis should be read in conjunction with the Financial Statements and Notes thereto included in this report and in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations set forth in the Company's Annual Report on Form 10-K (file no. 333-56857) filed with the Securities and Exchange Commission, which includes the audited financial position and operating results of the Company as of and for the year ended December 31, 2002.


RESULTS OF OPERATIONS

Quarter Ended June 30, 2003 Compared to the Quarter Ended June 30,
2002.

The following table sets forth the Company's historical net revenues for the periods indicated:

                                                Quarter Ended
                                       -------------------------------
                                        June 30, 2003   June 30, 2002
                                       --------------- ---------------
                                            (Dollars in millions)
 Net revenues:
   Commercial laundry                           $62.2           $59.0
   Service parts                                  8.9             9.1
                                       --------------- ---------------
                                                $71.1           $68.1
                                       =============== ===============

The following table sets forth certain condensed historical financial data for the Company expressed as a percentage of net revenues for each of the periods indicated:

                                                Quarter Ended
                                       -------------------------------
                                        June 30, 2003   June 30, 2002
                                       --------------- ---------------

 Net revenues                                   100.0%          100.0%
 Cost of sales                                   70.8%           70.6%
 Gross profit                                    29.2%           29.4%
 Selling, general and administrative
  expense                                        11.5%           11.4%
 Operating income                                17.7%           18.0%
   Net income                                     5.7%            7.7%


    Net revenues. Net revenues for the quarter ended June 30, 2003 increased $3.0 million, or 4.5%, to $71.1 million from $68.1 million for the quarter ended June 30, 2002. This increase was primarily attributable to higher commercial laundry revenue of $3.2 million which was partially offset by lower service parts revenue of $0.2 million. The increase in commercial laundry revenue was due primarily to higher North American equipment revenue of $2.1 million and higher international revenue of $1.0 million. Revenue for North America was higher to coin-operated laundry and multi-housing laundry customers. Revenue for international was higher to customers in Europe and Asia.
    Gross profit. Gross profit for the quarter ended June 30, 2003 increased $0.8 million, or 3.7%, to $20.8 million from $20.0 million for the quarter ended June 30, 2002. This increase was primarily attributable to margins associated with the higher sales volume, lower depreciation expense and a recent price increase, which were partially offset by unfavorable exchange rates related to foreign purchases of manufacturing components, unfavorable product mix related to sales to drycleaning customers and higher medical and utility costs. Gross profit as a percentage of net revenues decreased to 29.2% for the quarter ended June 30, 2003 from 29.4% for the quarter ended June 30, 2002. This 0.2% decrease was primarily attributable to the customer mix and medical and utility costs discussed above.
    Selling, general and administrative expense. Selling, general and administrative expenses for the quarter ended June 30, 2003 increased $0.4 million, or 5.4%, to $8.2 million from $7.8 million for the quarter ended June 30, 2002. The increase in selling, general and administrative expenses was primarily due to higher pension and fringe benefit costs of $0.4 million. Selling, general and administrative expenses as a percentage of net revenues increased to 11.5% for the quarter ended June 30, 2003 from 11.4% for the quarter ended June 30, 2002.
    Operating income. As a result of the foregoing, operating income for the quarter ended June 30, 2003 increased $0.3 million, or 2.7%, to $12.6 million from $12.3 million for the quarter ended June 30, 2002. Operating income as a percentage of net revenues decreased to 17.7% for the quarter ended June 30, 2003 from 18.0% for the quarter ended June 30, 2002.
    Interest expense. Interest expense for the quarter ended June 30, 2003 increased $1.1 million, or 17.6%, to $7.7 million from $6.6 million for the quarter ended June 30, 2002. Interest expense in 2003 includes an unfavorable non-cash adjustment of $1.0 million to reflect changes in the fair values of an interest rate swap agreement which was entered into in the fourth quarter of 2002.
    Other income (expense), net. Other expense for the quarter ended June 30, 2003 was $0.8 million. The 2003 costs were associated with the settlement of a lawsuit against a former subsidiary of the Company in Argentina.
    Net income. As a result of the foregoing, net income for the quarter ended June 30, 2003 decreased $1.3 million to net income of $4.0 million as compared to a net income of $5.3 million for the quarter ended June 30, 2002. Net income as a percentage of net revenues decreased to 5.7% for the quarter ended June 30, 2003 from 7.7% for the quarter ended June 30, 2002.


Six Months Ended June 30, 2003 Compared to the Six Months Ended
June 30, 2002.

The following table sets forth the Company's historical net revenues for the periods indicated:

                                              Six Months Ended
                                       -------------------------------
                                        June 30, 2003   June 30, 2002
                                       --------------- ---------------
                                            (Dollars in millions)
 Net revenues:
   Commercial laundry                          $113.7          $110.1
   Service parts                                 18.6            17.8
                                       --------------- ---------------
                                               $132.3          $127.9
                                       =============== ===============

The following table sets forth certain condensed historical financial data for the Company expressed as a percentage of net revenues for each of the periods indicated:

                                              Six Months Ended
                                       -------------------------------
                                        June 30, 2003   June 30, 2002
                                       --------------- ---------------

 Net revenues                                   100.0%          100.0%
 Cost of sales                                   71.4%           71.0%
 Gross profit                                    28.6%           29.0%
 Selling, general and administrative
  expense                                        12.4%           11.5%
 Operating income                                16.2%           17.5%
   Net income                                     4.0%            7.0%


    Net revenues. Net revenues for the six months ended June 30, 2003 increased $4.4 million, or 3.4%, to $132.3 million from $127.9 million for the six months ended June 30, 2002. This increase was primarily attributable to higher commercial laundry revenue of $3.6 million and higher service parts revenue of $0.8 million. The increase in commercial laundry revenue was due primarily to higher North American equipment revenue of $2.9 million and higher international revenue of $1.2 million, partially offset by lower earnings from the Company's off-balance sheet equipment financing program of $0.5 million. The increase in North American equipment revenues was primarily due to higher revenues from coin-operated laundry and multi-housing laundry customers partially offset by lower revenues from on-premise laundries. Revenue for international was higher to customers in Europe and Asia.
    Gross profit. Gross profit for the six months ended June 30, 2003 increased $0.8 million, or 2.1%, to $37.9 million from $37.1 million for the six months ended June 30, 2002. This increase was primarily attributable to margins associated with the higher sales volume, lower depreciation expense and a recent price increase, which were partially offset by unfavorable exchange rates related to foreign purchases of manufacturing components, unfavorable product mix related to sales to drycleaning customers and higher medical costs. Gross profit as a percentage of net revenues decreased to 28.6% for the six months ended June 30, 2003 from 29.0% for the six months ended June 30, 2002.
    Selling, general and administrative expense. Selling, general and administrative expenses for the six months ended June 30, 2003 increased $1.7 million, or 11.2%, to $16.4 million from $14.7 million for the six months ended June 30, 2002. The increase in selling, general and administrative expenses was primarily due to higher pension expense of $0.7 million, higher sales and marketing expenses of $0.4 million and higher costs related to the Company's information systems of $0.2 million. Selling, general and administrative expenses as a percentage of net revenues increased to 12.4% for the six months ended June 30, 2003 from 11.5% for the six months ended June 30, 2002.
    Operating income. As a result of the foregoing, operating income for the six months ended June 30, 2003 decreased $0.8 million, or 3.9%, to $21.5 million from $22.3 million for the six months ended June 30, 2002. Operating income as a percentage of net revenues decreased to 16.2% for the six months ended June 30, 2003 from 17.5% for the six months ended June 30, 2002.
    Interest expense. Interest expense for the six months ended June 30, 2003 increased $2.5 million, or 19.2%, to $15.4 million from $12.9 million for the six months ended June 30, 2002. Interest expense in 2003 included an unfavorable non-cash adjustment of $1.8 million to reflect changes in the fair values of an interest rate swap agreement. Interest expense in 2003 was also higher due to higher interest rates associated with the swap agreement and higher letter of credit rates within the Company's new Senior Credit Facility.
    Abandoned Canadian public offering costs. In the second quarter of 2002 the Company wrote-off costs incurred while pursuing an initial public offering through a Canadian Income Trust. Due to market conditions, management determined that such a public offering would not be advantageous to the Company at that time. There were no similar costs in 2003.
    Other income (expense), net. Other expense for the six months ended June 30, 2003 was $0.8 million. The 2003 costs were associated with the settlement of a lawsuit against a former subsidiary of the Company in Argentina.
    Net income. As a result of the foregoing, net income for the six months ended June 30, 2003 decreased $3.8 million to net income of $5.2 million as compared to a net income of $9.0 million for the six months ended June 30, 2002. Net income as a percentage of net revenues decreased to 4.0% for the six months ended June 30, 2003 from 7.0% for the six months ended June 30, 2002.

    CONTACT: Alliance Laundry Holdings LLC
             Bruce P. Rounds, 920-748-1634